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                                                                      EXHIBIT 11
                       UNION PACIFIC RESOURCES GROUP INC.

                        COMPUTATION OF EARNINGS PER SHARE
                              (Shares in Thousands)
                                   (Unaudited)


                                                                                           Three Months
                                                                                          Ended March 31,
                                                                                         -----------------
                                                                                     1998                1997
                                                                                     ----                ----


Basic weighted average number of shares outstanding..........................        247,625            250,096

Dilutive weighted average shares issuable on exercise of stock
     options less shares repurchasable from proceeds.........................            556                890
                                                                                  ----------         ----------

Diluted weighted average number of common and common
     equivalent shares.......................................................        248,181            250,986
                                                                                  ==========         ==========


Net income (millions)........................................................       $   31.2            $ 117.2
                                                                                  ==========         ==========


Earnings per share - basic...................................................       $   0.13           $   0.47
                                                                                  ==========         ==========
Earnings per share - diluted.................................................       $   0.13           $   0.47
                                                                                  ==========         ==========